Exhibit 10.38

FIRST AMENDMENT TO THE
1997 ITT EDUCATIONAL SERVICES, INC. INCENTIVE STOCK PLAN

WHEREAS, the shareholders of ITT Educational Services, Inc. (the “Company”) approved the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “Plan”) on May 13, 1997; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan in a respect that does not require shareholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                       Section 15 of the Plan is hereby amended to read as follows:

15.                               Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company.  No Award shall be granted under this Plan after the Plan’s termination date.  The Plan’s termination date shall be ten years from the effective date, unless sooner terminated under Section 12 hereof.  The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

2.                                       This First Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.

Adopted by the Board of Directors of ITT Educational Services, Inc. on July 15, 2003

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